Exhibit 24

POWER OF ATTORNEY
FOR EXECUTING FORM ID, FORMS 3, FORMS 4, FORMS 5, AND FORM 144

The undersigned hereby constitutes and appoints Bobby D. Riley, Kevin Riley, and Corey Riley, with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1)
Execute for and on behalf of the undersigned a Form ID (including amendments thereto), or any other forms prescribed by the Securities and Exchange Commission, that may be necessary to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission of the forms referenced in clause (2) below;

(2)
Execute for and on behalf of the undersigned any (a) Form 3, Form 4 and Form 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (b) Form 144 (including amendments thereto), but only to the extent each form or schedule relates to the undersigned’s beneficial ownership of securities of Riley Exploration Permian, Inc. or any of its subsidiaries; and

(3)
Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Form ID, Form 3, Form 4, Form 5 or Form 144 (including amendments thereto) and timely file the forms or schedules with the Securities and Exchange Commission and any stock exchange or quotation system, self-regulatory association or any other authority.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of any of the rights and powers granted herein, as fully to all intents and purposes as the undersigned might or could do if personally present.  The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming (nor is Riley Exploration Permian, Inc.) any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID, Form 3, Form 4, Form 5 and Form 144 (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by Riley Exploration Permian, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.  This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

/s/ Bryan H. Lawrence
Signature

Bryan H. Lawrence
Type or Print Name

03/01/2021
Date